                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CyberSource Corporation 1999 Stock Option Plan CyberSource Corporation of our report dated January 17, 2000 with respect to the consolidated financial statements and schedule of CyberSource Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP


San Jose, California
February 2, 2001